UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 1, 2011 (August 30, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As further described in the Company’s Form 10-Q, the Company filed suit against its directors and officers insurance carrier in Evergreen Energy Inc. v. ACE American Insurance Company, United States District Court for the District of Colorado, Case No. 1:11CV01700, in an attempt to secure coverage related to the Cook and Bitonti litigation which was recently settled, as described in our 8-K dated August 24, 2011.

On August 30, 2011, the Company and the director and officers insurance carrier entered into a Settlement Agreement pursuant to which the parties agreed to enter into a release agreement, the carrier will pay the Company $750,000 within 10 business days of execution of the release, and upon payment in full, the Company will dismiss the suit against the carrier.  The parties anticipate entering into the release agreement on September 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: September 1, 2011	By: /s/Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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